Exhibit 4.3

SUPPLEMENTAL INDENTURE NO. 25

BY AND AMONG

WELLTOWER OP LLC

as Issuer

AND

WELLTOWER INC.

as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

AS OF JULY 13, 2026

SUPPLEMENTAL TO THE INDENTURE DATED AS OF MARCH 15, 2010, AS

AMENDED AND RESTATED BY THE SUPPLEMENTAL INDENTURE NO. 23,

DATED AS OF APRIL 1, 2022

3.850% NOTES DUE 2031

4.150% NOTES DUE 2033

This SUPPLEMENTAL INDENTURE NO. 25 (this “Supplemental Indenture”) is made and entered into as of July 13, 2026 among WELLTOWER OP LLC, a Delaware limited liability company (the “Company”), WELLTOWER INC., a Delaware corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Company, formerly known as Welltower Inc., and the Trustee have executed and delivered an Indenture, dated as of March 15, 2010, as amended and restated by the Supplemental Indenture No. 23, dated as of April 1, 2022 (as further amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the future issuance of the Company’s senior debt securities (the “Securities”) to be issued from time to time in one or more series;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of each of two new series of its Securities, to be known respectively as its 3.850% Notes due 2031 and its 4.150% Notes due 2033, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture;

WHEREAS, the Company, the Trustee and Computershare Advantage Trust of Canada (the “Paying Agent”) have executed and delivered an Agency Agreement, dated as of July 13, 2026 (the “Agency Agreement”) to appoint the Paying Agent to perform certain services in connection with the Notes (as defined below); and

WHEREAS, the Company desires to issue such Securities with the benefit of a Guarantee, as defined in Section 2.1(j) of this Supplemental Indenture, provided by the Guarantor pursuant to the terms set forth in the Indenture;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE 1 DEFINED TERMS

Section 1.1 The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Section 101 of the Base Indenture:

“2031 Notes” means the Company’s 3.850% Notes due 2031, issued under the Indenture.

“2031 Notes Interest Payment Date” with respect to the 2031 Notes is defined in Section 101 of the Base Indenture and Section 2.1(b)(i) of this Supplemental Indenture.

“2031 Notes Regular Record Date” with respect to the 2031 Notes is defined in Section 101 of the Base Indenture and Section 2.1(b)(i) of this Supplemental Indenture.

“2031 Par Call Date” means July 15, 2031.

“2033 Notes” means the Company’s 4.150% Notes due 2033, issued under the Indenture.

“2033 Notes Interest Payment Date” with respect to the 2033 Notes is defined in Section 101 of the Base Indenture and Section 2.1(b)(ii) of this Supplemental Indenture.

“2033 Notes Regular Record Date” with respect to the 2033 Notes is defined in Section 101 of the Base Indenture and Section 2.1(b)(ii) of this Supplemental Indenture.

“2033 Par Call Date” means June 15, 2033.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York, New York or Toronto, Ontario, Canada are authorized or required by law or executive order to close.

“C$” or “CAD” means the lawful currency of Canada.

“Canada Yield Price” means, in respect of any Notes being redeemed, the price, in respect of the principal amount of such Notes, calculated by the Company as of the third Business Day prior to the redemption date of such Notes, equal to the sum of the present values of the Remaining Scheduled Payments using a discount rate equal to the Government of Canada Yield on such Business Day plus 19.5 basis points for the 2031 Notes and 23.0 basis points for the 2033 Notes.

“Cash” means as to any Person, such Person’s cash and cash equivalents, as defined in accordance with GAAP consistently applied.

“CDS” means CDS Clearing and Depository Services Inc. or any successor thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“EBITDA” means for any period, with respect to the Company and its subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period PLUS the sum of all amounts treated as expenses for: (i) interest, (ii) depreciation, (iii) amortization and (iv) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any U.S. Treasury regulations promulgated thereunder, or any other official interpretations thereof (the Foreign Account Tax Compliance Act).

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

“Funded Indebtedness” means as of any date of determination thereof, (i) all Indebtedness of any Person, determined in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, and (ii) the current portion of all such Indebtedness.

“GAAP” means generally accepted accounting principles of the United States.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Company, assuming semiannual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in CAD in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the applicable Par Call Date.

“Guarantor” means Welltower Inc., a Delaware corporation, and any and all permitted successors thereto.

“Indebtedness” means, with respect to any Person, all: (i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific dollar amount on the liability side of such balance sheet except to the extent any such liabilities or obligations include any operating lease of property, real or personal; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

“Interest Coverage” means as of the last day of any fiscal quarter, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing EBITDA by Interest Expense; all of the foregoing calculated by reference to the immediately preceding four fiscal quarters ending on such date of determination.

“Interest Expense” means for any period, on a combined basis, the sum of all interest paid or payable (excluding unamortized debt issuance costs) on all items of Indebtedness outstanding at any time during such period.

“Interest Payment Date” with respect to the Notes is defined in Section 101 of the Base Indenture and Section 2.1(b) of this Supplemental Indenture.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

“Notes” means the Company’s 2031 Notes and 2033 Notes, each issued under the Indenture as a separate series of Securities.

“Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or a Vice President, and (ii) the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

“Obligors” means, collectively, the Company and the Guarantor and “Obligor” means either of them.

“Par Call Date” means the applicable 2031 Par Call Date or 2033 Par Call Date, as the context so requires.

“Regular Record Date” with respect to the Notes is defined in Section 101 of the Base Indenture and Section 2.1(b) of this Supplemental Indenture.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on each Note that would be due after the related redemption date if the Note were redeemed on the applicable Par Call Date. If the redemption date is not an Interest Payment Date with respect to a Note, the amount of the next succeeding scheduled interest payment on each Note will be reduced by the amount of interest accrued on such Note to, but not including, the redemption date.

“Senior Debt” means all Indebtedness other than Subordinated Debt.

“Subordinated Debt” means any unsecured Indebtedness of the Company which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such other Indebtedness (to which appropriate reference shall be made in the instruments evidencing such other Indebtedness if not contained therein) to the Notes (and, at the option of the Company, if so provided, to other Indebtedness of the Company, either generally or as specifically designated).

“Subsidiary” means any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors or similar functionaries, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

“Total Assets” means the sum of, without duplication: Undepreciated Real Estate Assets; and all other assets (excluding accounts receivable and non-real estate intangibles) of the Company and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means on any date, net real estate investments (valued on a book basis) of the Company and its Subsidiaries that are not subject to any Lien which secures indebtedness for borrowed money of any of the Company and its Subsidiaries plus, without duplication, loan loss reserves relating thereto, accumulated depreciation thereon plus Cash, as all such amounts would appear on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP; provided, however, that “Total Unencumbered Assets” does not include net real estate investments under unconsolidated joint ventures of the Company and its Subsidiaries.

“Undepreciated Real Estate Assets” means, as of any date, the amount of real estate assets valued at original cost plus capital improvements.

“Unsecured Debt” means Funded Indebtedness less Indebtedness secured by Liens on the property or assets of the Company and its Subsidiaries.

“$” or “U.S. Dollars” means the currency of the United States.

ARTICLE 2

TERMS OF THE NOTES

Section 2.1 Pursuant to Section 301 of the Indenture, the Notes shall have the following terms and conditions:

(a) Title; Aggregate Principal Amount; Form of Notes. The 2031 Notes and the 2033 Notes shall be registered Securities under the Indenture each as a separate series and shall be known respectively as the Company’s “3.850% Notes due 2031” and “4.150% Notes due 2033.” The 2031 Notes will be limited to an aggregate principal amount of C$750,000,000 and the 2033 Notes will be limited to an aggregate principal amount of C$400,000,000. Each series shall be subject to the right of the Company to reopen such series for issuances of additional Securities of such series and except (i) as provided in this Section 2.1(a) and (ii) for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered hereunder. The 2031 Notes (together with the Trustee’s certificate of authentication) shall be substantially in the form of Exhibit A hereto and the 2033 Notes (together with the Trustee’s certificate of authentication) shall be substantially in the form of Exhibit B hereto, each of which is hereby incorporated in and made a part of this Supplemental Indenture.

Each series of the Notes will be issued in fully registered, certificated form, registered in the names of persons other than CDS or its nominee only if (i) the book-entry only system ceases to exist, (ii) the Company determines that CDS is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through CDS, (iv) required by law or (v) an Event of Default under the Indenture with respect to the Notes has occurred and is continuing.

If certificated Notes are issued under the limited circumstances described above, then: (i) registration of transfers or exchanges of certificated Notes may be made by delivery of those certificated Notes, duly endorsed or accompanied by instruments of transfer duly endorsed, by the registered Holders thereof, at the office of a Security Registrar for the Notes, and (ii) the Company will make payments of principal and the redemption price, if any, thereof upon presentation of the certificated Notes at the office of a Paying Agent for the Notes.

At the Company’s option, payments of interest on certificated Notes other than Global Securities, if issued, due on any Interest Payment Date (other than on the respective maturity date or a redemption date) may be made by check mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of Notes or by wire transfer to the accounts of the Holders of such certificated Notes if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date. Notwithstanding the foregoing, the Company will make payments of interest on any Interest Payment Date (other than on the respective maturity date or a redemption date) to each registered Holder of C$10,000,000 or more in aggregate principal amount of certificated Notes by wire transfer if the applicable registered Holder has delivered appropriate wire transfer instructions in writing to the Paying Agent not less than 15 days prior to the applicable Interest Payment Date. Any wire transfer instructions received by the Paying Agent shall remain in effect until revoked by the applicable registered Holder.

Individual Notes so issued will be issued in minimum denominations of C$2,000 and multiples of C$1,000 in excess thereof.

(b) Interest and Interest Rate.

(i) The 2031 Notes will bear interest at a rate of 3.850% per annum, from July 13, 2026 (or, in the case of 2031 Notes issued upon the reopening of this series of 2031 Notes, from the date designated by the Company in connection with such reopening) or from the immediately preceding 2031 Notes Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on each of February 15 and August 15, commencing February 15, 2027 (each of which shall be a “2031 Notes Interest Payment Date”), to the Persons in whose names the Notes are registered in the Security Register at the close of business on February 1 or August 1, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (each, a “2031 Notes Regular Record Date”).

(ii) The 2033 Notes will bear interest at a rate of 4.150% per annum, from July 13, 2026 (or, in the case of 2033 Notes issued upon the reopening of this series of 2033 Notes, from the date designated by the Company in connection with such reopening) or from the immediately preceding 2033 Notes Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on each of February 15 and August 15, commencing February 15, 2027 (each of which shall be a “2033 Notes Interest Payment Date”), to the Persons in whose names the Notes are registered in the Security Register at the close of business on February 1 or August 1, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (each, a “2033 Notes Regular Record Date”). An “Interest Payment Date” shall be deemed to refer to the applicable 2031 Notes Interest Payment Date or 2033 Notes Interest Payment Date, as the context so requires. A “Regular Record Date” shall be deemed to refer to the applicable 2031 Notes Regular Record Date or 2033 Notes Regular Record Date, as the context so requires.

(iii) If an Interest Payment Date or the maturity date or any earlier redemption date falls on a day that is not a Business Day, the related payment of principal, premium, if any, and/or interest will be made on the next Business Day as if made on the date the payment was due and no interest will accrue on the amount payable for the period from and after that Interest Payment Date or the maturity date, or such redemption date, as the case may be.

(iv) For a full semiannual interest period, interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semiannual interest period, interest on the Notes will be computed on the basis of a 365-day year and the actual number of days in such interest period (Actual/Actual Canadian Compound Method). Solely for the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which the rate used in such computation is equivalent during any particular period is the rate so used (x) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (y) divided by the number of days based on which such rate is calculated.

(c) Principal Repayment; Currency. The 2031 Notes will mature on August 15, 2031 and the 2033 Notes will mature on August 15, 2033, provided, however, each of the 2031 Notes and the 2033 Notes may be earlier redeemed at the option of the Company as provided in paragraph (d) below. The principal of each 2031 Note and 2033 Note payable on their respective maturity dates or dates of earlier redemption shall be paid against presentation and surrender thereof to the Paying Agent or otherwise in accordance with the policies and procedures of CDS, in CAD. If CAD is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the Notes shall be made in U.S. Dollars until CAD is again available to the Company. In such circumstances, the amount payable on any date in CAD shall be converted into U.S. Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. Dollar/CAD exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of the Notes so made in U.S. Dollars shall not constitute an Event of Default. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

(d) Redemption at the Option of the Company.

(i) The 2031 Notes will be subject to redemption at any time in whole or from time to time in part, at the option of the Company (in C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof) prior to the 2031 Par Call Date upon not less than 10 nor more than 60 days’ notice transmitted to each Holder of 2031 Notes to be redeemed as shown in the Security Register. If the 2031 Notes are redeemed, the redemption price equals the greater of: (1) 100% of the principal amount of the 2031 Notes to be redeemed, and (2) the Canada Yield Price, plus, in either case, accrued and unpaid interest thereon, if any, to, but not including, the redemption date; provided, however, that if the 2031 Notes are redeemed on or after the 2031 Par Call Date, at any time in whole or from time to time in part (C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), the redemption price will equal 100% of the principal amount of the 2031 Notes (or portion of such 2031 Notes) being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. Notwithstanding the foregoing, the Company will pay any interest installment due on a 2031 Notes Interest Payment Date which occurs on or prior to a redemption date to the Holders of the 2031 Notes as of the close of business on the 2031 Notes Regular Record Date immediately preceding such 2031 Notes Interest Payment Date.

(ii) The 2033 Notes will be subject to redemption at any time in whole or from time to time in part, at the option of the Company (in C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof) prior to the 2033 Par Call Date upon not less than 10 nor more than 60 days’ notice transmitted to each Holder of 2033 Notes to be redeemed as shown in the Security Register. If the 2033 Notes are redeemed, the redemption price equals the greater of: (1) 100% of the principal amount of the 2033 Notes to be redeemed, and (2) the Canada Yield Price, plus, in either case, accrued and unpaid interest thereon, if any, to, but not including, the redemption date; provided, however, that if the 2033 Notes are redeemed on or after the 2033 Par Call Date, at any time in whole or from time to time in part (C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), the redemption price will equal 100% of the principal amount of the 2033 Notes (or portion of such 2033 Notes) being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. Notwithstanding the foregoing, the Company will pay any interest installment due on a 2033 Notes Interest Payment Date which occurs on or prior to a redemption date to the Holders of the 2033 Notes as of the close of business on the 2033 Notes Regular Record Date immediately preceding such 2033 Notes Interest Payment Date.

(iii) The Company shall calculate the redemption price for each of the 2031 Notes and the 2033 Notes. Neither the Trustee nor the Paying Agent shall have any responsibility to calculate, determine or verify the redemption price or the Canada Yield Price for either series of the Notes.

(iv) In the case of a partial redemption, selection of the Notes for redemption will be made, in the case of Notes in global form, in accordance with the policies and procedures of CDS, and in the case of Notes in certificated form, by lot. No Notes of a principal amount of C$1,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by CDS (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

(v) The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(vi) Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed.

(e) Payment of Additional Amounts. All payments in respect of the Notes will be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Company will pay to a Holder who is not a United States person (as defined below) such additional amounts on the Notes as are necessary in order that the net payment by the Company or a paying agent of the principal of, and premium, if any, and interest on, the Notes to such Holder, after such withholding or deduction will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(i) to any tax, assessment or other governmental charge that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:

a) being or having been present in, or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the U.S. Dollar as its functional currency;

b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment in respect of the Notes, or the enforcement of any rights under the Indenture) or being considered as having such relationship, including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax-exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

d) being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Code, or any successor provision; or

e) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of Section 881(c)(3) of the Code or any successor provision;

(ii) to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder, beneficial owner or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge (including, for the avoidance of doubt, any backup withholding tax imposed pursuant to Section 3406 of the Code (or any amended or successor provision) (relating to backup withholding tax));

(iv) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

(v) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(vi) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment, or other governmental charge;

(vii) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(viii) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(ix) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 10 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(x) to any tax, assessment, or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code;

(xi) to any tax imposed pursuant to Section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions);

(xii) to any tax, assessment, or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to FATCA, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation, or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(xiii) to any tax imposed as a result of any combination of items (i) through (xii).

Except as specifically provided above, the Company shall not be required to pay additional amounts in respect of any tax, assessment, or other governmental charge. References in this Supplemental Indenture to any payment on the Notes shall include the related payment of additional amounts, as applicable.

As used herein, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

(f) Redemption for Tax Reasons. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after July 6, 2026, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts pursuant to Section 2.1(e) with respect to the Notes of either series, then the Company may at any time at its option redeem, in whole, but not in part, the Notes of the applicable series on not less than 10 nor more than 60 days’ prior notice to the Holders of the Notes of such series, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with accrued and unpaid interest on such Notes to, but not including, the redemption date.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted electronically. Notices to the Company shall be directed to it at 4500 Dorr Street, Toledo, Ohio 43615, Attention: General Counsel; notices to the Trustee shall be directed to it at The Bank of New York Mellon Trust Company, N.A., 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Email: Andrew.Joyce@bny.com, Attention: Corporate Trust Administration, Re: Welltower OP LLC 3.850% Notes due 2031 and/or Re: Welltower OP LLC 4.150% Notes due 2033, as applicable; or as to either party, at such other address as shall be designated by such party in a written notice to the other party. In addition to the foregoing, the Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, pdf or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions’ conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties. The Company shall provide copies of any notice or communication required by this Article 2 or Article 4 of this Supplemental Indenture to any Paying Agent whenever such Paying Agent is not the Trustee.

(h) Note Legend. Each certificated Note shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO WELLTOWER OP LLC (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO., OR TO SUCH

OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

EXCEPT IN THE PROVINCE OF MANITOBA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE MUST NOT TRADE THE NOTE BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JULY 13, 2026, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

IN THE PROVINCE OF MANITOBA, UNLESS OTHERWISE PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LAWS OR WITH THE PRIOR WRITTEN CONSENT OF THE APPLICABLE REGULATOR, THE HOLDER OF THIS NOTE MUST NOT TRADE THE NOTE BEFORE THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DATE THE PURCHASER ACQUIRED THE NOTE.

(i) Applicability of Discharge, Defeasance and Covenant Defeasance Provisions. The Defeasance and Discharge and Covenant Defeasance provisions in Article Fourteen of the Indenture will apply to the Notes.

(j) Securities Guarantee. The payment of principal, premium, if any, additional amounts, if any, interest and certain other amounts on the Notes will be fully and unconditionally guaranteed by the Guarantor on a senior unsecured basis as set out in Article 4 of the Base Indenture, as amended by Supplemental Indenture No. 23, dated as of April 1, 2022. The form of the Notation of Guarantee (the “Guarantee”) for the Notes shall be substantially in the form of Exhibit C hereto, which is hereby incorporated in and made part of this Supplemental Indenture. The Guarantee has been established pursuant to Board Resolutions in accordance with Section 403 of the Indenture.

ARTICLE 3

ADDITIONAL COVENANTS

Section 3.1 Holders of the Notes shall have the benefit of the following covenants, in addition to the covenants of the Company set forth in Articles Nine and Eleven of the Indenture:

(a) The Company will not pledge or otherwise subject to any Lien, any property or assets of the Company or its Subsidiaries unless the Notes are secured by such pledge or Lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided, however, that such covenant shall not apply to the following:

(i) Liens securing obligations that do not in the aggregate at any one time outstanding exceed 40% of the sum of (A) the Total Assets of the Company and its consolidated subsidiaries as of the end of the calendar year or quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Liens and (B) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Liens;

(ii) Pledges or deposits by the Company or its Subsidiaries under workers’ compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Company or its Subsidiaries), or leases to which the Company or any of its Subsidiaries is a party, or deposits to secure public or statutory obligations of the Company or its Subsidiaries or deposits of cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which the Company or any of its Subsidiaries is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

(iii) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, or Liens arising out of judgments or awards against the Company or any of its Subsidiaries which the Company or such Subsidiary at the time shall be currently prosecuting an appeal or proceeding for review;

(iv) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings;

(v) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties;

(vi) Liens incidental to the conduct of the business of the Company or any Subsidiary or to the ownership of their respective properties that were not incurred in connection with Indebtedness of the Company or such Subsidiary, all of which Liens referred to in this clause (vi) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of the Company and its Subsidiaries, and as to all of the foregoing referenced in clauses (ii) through (vi), only to the extent arising and continuing in the ordinary course of business;

(vii) Purchase money Liens on property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of such property; provided, however, that (A) any such Lien attaches concurrently with or within 20 days after the acquisition thereof, (B) such Lien attaches solely to the property so acquired in such transaction, (C) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property and (D) the aggregate amount of all such Indebtedness on a consolidated basis for the Company and its Subsidiaries shall not at any time exceed $1,000,000;

(viii) Liens existing on the Company’s balance sheet as of December 31, 2001; and

(ix) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (ii) through (viii) inclusive; provided, however, that the amount of any and all obligations and Indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

(b) The Company will not create, assume, incur, or otherwise become liable in respect of, any Indebtedness if the aggregate outstanding principal amount of Indebtedness of the Company and its consolidated subsidiaries is, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, greater than 60% of the sum of (i) the Total Assets of the Company and its consolidated subsidiaries as of the end of the calendar year or quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

(c) The Company will have or maintain, on a consolidated basis, as of the last day of each of the Company’s fiscal quarters, Interest Coverage of not less than 150%.

(d) The Company will maintain, at all times, Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

(e) For purposes of this Section 3.1, Indebtedness and debt shall be deemed to be “incurred” by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

ARTICLE 4

ADDITIONAL EVENTS OF DEFAULT

Section 4.1 For purposes of this Supplemental Indenture and the Notes, in addition to the Events of Default set forth in Section 601 of the Indenture, each of the following also shall constitute an “Event of Default”:

(a) there shall occur a default under any bond, debenture, note or other evidence of indebtedness of the Company or the Guarantor, or under any mortgage, indenture or other instrument of the Company or the Guarantor (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company or the Guarantor (or by any Subsidiary, the repayment of which the Company or the Guarantor has guaranteed or for which the Company or the Guarantor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall relate to an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by first class mail or electronically, as applicable, to the Company or the Guarantor by the Trustee or to the Company or the Guarantor and the Trustee by the Holders of more than 50% in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Company or the Guarantor to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under the Indenture; provided, however, that $50,000,000 in this Section 4.1(a) shall be replaced by $10,000,000 for so long as any senior debt securities issued under the Company’s supplemental indentures under the Base Indenture prior to March 31, 2022 or the indenture, dated as of November 25, 2015, by and among HCN Canadian Holdings-1 LP, the Company and Computershare Advantage Trust of Canada (as successor to BNY Trust Company of Canada), remain outstanding;

(b) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; and

(c) the Guarantee is not, or is claimed by the Guarantor not to be, in full force and effect.

Section 4.2 Notwithstanding any provisions to the contrary in the Indenture, upon the acceleration of the 2031 Notes or the 2033 Notes in accordance with Section 602 of the Indenture, the amount immediately due and payable in respect of the 2031 Notes or the 2033 Notes shall equal the Outstanding principal amount thereof, plus accrued and unpaid interest, plus any premium that would have been payable as part of the redemption price upon a redemption prior to the respective 2031 Par Call Date and 2033 Par Call Date.

ARTICLE 5

EFFECTIVENESS

Section 5.1 This Supplemental Indenture shall be effective for all purposes as of the date and time this Supplemental Indenture has been executed and delivered by the Company and the Trustee in accordance with Article Ten of the Indenture. As supplemented hereby, the Indenture is hereby confirmed as being in full force and effect.

ARTICLE 6

NOTICE TO TRUSTEE

Section 6.1 Notwithstanding anything to the contrary in the Indenture including, without limitation, Section 1202 thereof, in connection with the redemption at the election of the Company of less than all the Notes, the Company shall notify the Trustee of the establishment of a redemption date and the principal amount of Notes to be redeemed at least five Business Days prior to such redemption date unless a shorter period shall be satisfactory to the Trustee.

ARTICLE 7

MISCELLANEOUS

Section 7.1 In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

Section 7.2 To the extent that any terms of this Supplemental Indenture or the Notes are inconsistent with the terms of the Indenture, the terms of this Supplemental Indenture or the Notes shall govern and supersede such inconsistent terms.

Section 7.3 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.4 This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.5 The Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture, or for the recitals contained herein, all of which shall be taken as statements of the Company.

Section 7.6 In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Company agrees (a) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax-related obligations under Applicable Law, (b) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (c) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this Section 7.6 shall survive the termination of the Indenture.

Section 7.7 The Trustee shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

Section 7.8 Solely with respect to the Notes:

(a) The last sentence of the first paragraph of Section 303 of the Base Indenture shall be amended and restated as follows: “The signature of any of these officers on the Securities may be manual or electronic.”

(b) The second paragraph of Section 303 of the Base Indenture shall be amended and restated as follows: “Securities bearing the manual or electronic signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.”

(c) The first sentence of the last paragraph of Section 303 of the Base Indenture shall be amended and restated as follows: “No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.”

Section 7.9 The Notes are not entitled to any sinking fund payments.

IN WITNESS WHEREOF, the Company, the Guarantor and the Trustee have caused this Supplemental Indenture to be executed in their respective corporate names as of the date first above written.

WELLTOWER OP LLC

By:	/s/ Matthew G. McQueen
Name:	Matthew G. McQueen
Title:	Chief Legal Officer, General Counsel and
Assistant Secretary

WELLTOWER INC.

By:	/s/ Matthew G. McQueen
Name:	Matthew G. McQueen
Title:	Chief Legal Officer, General Counsel and
Corporate Secretary

[Signature Page to Supplemental Indenture No. 25]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Terence Rawlins
Name:	Terence Rawlins
Title:	Vice President

[Signature Page to Supplemental Indenture No. 25]

EXHIBIT A

FORM OF 2031 NOTE

WELLTOWER OP LLC

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO WELLTOWER OP LLC (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

EXCEPT IN THE PROVINCE OF MANITOBA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JULY 13, 2026, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

IN THE PROVINCE OF MANITOBA, UNLESS OTHERWISE PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LAWS OR WITH THE PRIOR WRITTEN CONSENT OF THE APPLICABLE REGULATOR, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DATE THE PURCHASER ACQUIRED THE SECURITY.

3.850% Notes due 2031

No. A-[ ]
CUSIP No. 95041A AH1
ISIN No. CA95041AAH10	C$[ ]

Welltower OP LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CDS & Co., or registered assigns, the principal sum of C$[ ] on August 15, 2031, and to pay interest thereon from July 13, 2026, or from the most recent 2031 Notes Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on February 15 and August 15 in each year, commencing February 15, 2027 at the rate of 3.850% per annum, until the principal hereof is paid or made available for payment. If any 2031 Notes Interest Payment Date or the maturity date or any earlier redemption date falls on a day that is not a Business Day, the payment of the related payment of principal, premium, if any, and/or interest will be made on the next Business Day as if made on the date the payment was due and no interest will accrue on the amount payable for the period from and after that 2031 Notes Interest Payment Date or the maturity date, or such redemption date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any 2031 Notes Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 2031 Notes Regular Record Date for such interest, which shall be on February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such 2031 Notes Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such 2031 Notes Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security is entitled to the benefits of the Indenture.

For a full semiannual interest period, interest on this Security will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semiannual interest period, interest on this Security will be computed on the basis of a 365-day year and the actual number of days in such interest period (Actual/Actual Canadian Compound Method). Solely for the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which the rate used in such computation is equivalent during any particular period is the rate so used (x) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (y) divided by the number of days based on which such rate is calculated.

Payment of the principal of (and premium, if any, and additional amounts, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Toronto, Ontario, Canada, or elsewhere as provided in the Indenture; provided, however, that at the option of the Company payment of interest may be made by electronic wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

All payments on this Security shall be payable in CAD; provided that if on or after July 6, 2026, CAD are unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control, then all payments in respect of this Security shall be made in U.S. Dollars until CAD are again available to the Company. In such circumstances, the amount payable on any date in CAD will be converted into U.S. Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. Dollar/CAD exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of this Security so made in U.S. Dollars will not constitute an event of default under this Security or the indenture. Neither the Trustee nor the Paying Agent will have any responsibility for any calculation or conversion in connection with the foregoing.

The term “C$” or “CAD” means the lawful currency of Canada.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York, New York or Toronto, Ontario, Canada are authorized or required by law or executive order to close.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future equityholder (other than the Guarantor in respect of its obligations under its Guarantee), officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

In Witness Whereof, the Company has caused this instrument to be duly executed.

WELLTOWER OP LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE ADVANTAGE TRUST OF CANADA, as Authenticating Agent

By:
Authorized Signatory

[Form of Reverse of Security]

1. General. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 15, 2010, as amended and restated by the Supplemental Indenture No. 23, dated as of April 1, 2022 (as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), as supplemented by the Supplemental Indenture No. 25, dated as of July 13, 2026 (as amended, supplemented or otherwise modified from time to time, the “Supplemental Indenture” and the Base Indenture, as supplemented by such Supplemental Indenture, the “Indenture”), among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

2. Optional Redemption. The Securities of this series are subject to redemption, at any time or from time to time, as a whole or in part, at the election of the Company (in C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof). If the Securities of this series are redeemed, the redemption price will equal to the greater of: (1) 100% of the principal amount of the Securities to be redeemed, and (2) the Canada Yield Price, plus, in either case, accrued and unpaid interest thereon, if any, to, but not including, the redemption date; provided, however, that if the Securities are redeemed on or after the 2031 Par Call Date, in whole or in part, at any time and from time to time (in C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), the redemption price will equal 100% of the principal amount of the Securities (or portion of such Securities) being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. Notwithstanding the foregoing, the Company will pay any interest installment due on a 2031 Notes Interest Payment Date which occurs on or prior to a redemption date to the Holders of the Securities as of the close of business on the 2031 Notes Regular Record Date immediately preceding such 2031 Notes Interest Payment Date. The Company shall calculate the redemption price. Neither the Trustee nor the Paying Agent shall have any responsibility to calculate, determine or verify the redemption price or the Canada Yield Price. The election to redeem the Securities may be evidenced by either a Board Resolution or an Officers’ Certificate.

“Canada Yield Price” means, in respect of the Securities being redeemed, the price, in respect of the principal amount of such Securities, calculated by the Company as of the third Business Day prior to the redemption date of such Securities, equal to the sum of the present values of the Remaining Scheduled Payments using a discount rate equal to the Government of Canada Yield on such Business Day plus 19.5 basis points.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Company, assuming semiannual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in CAD in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the applicable 2031 Par Call Date.

“Remaining Scheduled Payments” means, with respect to the Securities to be redeemed, the remaining scheduled payments of principal of and interest on such Securities that would be due after the related redemption date if the Securities were redeemed on the 2031 Par Call Date. If the redemption date is not an interest payment date with respect to the Securities, the amount of the next succeeding scheduled interest payment on the Securities will be reduced by the amount of interest accrued on such Securities to, but not including, the redemption date.

In the case of a partial redemption, selection of the Securities for redemption will be made, in the case of Securities in global form, in accordance with the policies and procedures of CDS, and in the case of Securities in certificated form, by lot. No Securities of a principal amount of C$1,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Securities will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by CDS (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

3. Payments of Additional Amounts. All payments in respect of the Securities will be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Company will pay to a Holder who is not a United States person (as defined below) such additional amounts on the Securities as are necessary in order that the net payment by the Company or a paying agent of the principal of, and premium, if any, and interest on, the Securities to such Holder, after such withholding or deduction will not be less than the amount provided in the Securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(i) to any tax, assessment or other governmental charge that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Security), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:

a) being or having been present in, or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the U.S. Dollar as its functional currency;

b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Securities, the receipt of any payment in respect of the Securities, or the enforcement of any rights under the Indenture) or being considered as having such relationship, including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax-exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

d) being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

e) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of Section 881(c)(3) of the Code or any successor provision;

(ii) to any Holder that is not the sole beneficial owner of the Securities, or a portion of the Securities, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder, beneficial owner or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Securities, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge (including, for the avoidance of doubt, any backup withholding tax imposed pursuant to Section 3406 of the Code (or any amended or successor provision) (relating to backup withholding tax));

(iv) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

(v) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(vi) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment, or other governmental charge;

(vii) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(viii) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(ix) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 10 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(x) to any tax, assessment, or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code;

(xi) to any tax imposed pursuant to Section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions);

(xii) to any tax, assessment, or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any U.S. Treasury regulations promulgated thereunder, or any other official interpretations thereof (the Foreign Account Tax Compliance Act) (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation, or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(xiii) to any tax imposed as a result of any combination of items (i) through (xii).

Except as specifically provided above, the Company shall not be required to pay additional amounts in respect of any tax, assessment, or other governmental charge. References in this Note to any payment on the Securities shall include the related payment of additional amounts, as applicable.

As used herein, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

4. Redemption for Tax Reasons. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after July 6, 2026, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts pursuant to Section 3 with respect to the Securities, then the Company may at any time at its option redeem, in whole, but not in part, the Securities on not less than 10 nor more than 60 days’ prior notice to the Holders of the Securities, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, together with accrued and unpaid interest on such Securities to, but not including, the redemption date.

5. Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

6. Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

7. Actions of Holders. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Obligors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Obligors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

8. Payments Not Impaired. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

9. Denominations, Transfer, Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in fully registered form without coupons in minimum denominations of C$2,000 and multiples of C$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10. Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

11. Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

12. Governing Law. The Indenture and this Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said state.

13. CUSIP Number. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

14.  Securities Guarantee. The due and punctual payment of principal of, and premium, if any, additional amounts, if any, and interest on this Security is unconditionally guaranteed on an unsecured senior basis by the Guarantor to the extent set forth in, and subject to the provisions of, the Indenture.

[ASSIGNMENT FORM]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT –	Custodian
TEN ENT —	as tenants by the entireties		(Cost) (Minor)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act ___________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing                               Attorney to transfer said security on the books of the Company with full power of substitution in the premises.

Dated:	Signed:

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

FORM OF 2033 NOTE

WELLTOWER OP LLC

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO WELLTOWER OP LLC (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

EXCEPT IN THE PROVINCE OF MANITOBA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JULY 13, 2026, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

IN THE PROVINCE OF MANITOBA, UNLESS OTHERWISE PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LAWS OR WITH THE PRIOR WRITTEN CONSENT OF THE APPLICABLE REGULATOR, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DATE THE PURCHASER ACQUIRED THE SECURITY.

4.150% Notes due 2033

No. A-[ ]
CUSIP No. 95041A AJ7
ISIN No. CA95041AAJ75	C$[ ]

Welltower OP LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CDS & Co., or registered assigns, the principal sum of C$[ ] on August 15, 2033, and to pay interest thereon from July 13, 2026, or from the most recent 2033 Notes Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on February 15 and August 15 in each year, commencing February 15, 2027 at the rate of 4.150% per annum, until the principal hereof is paid or made available for payment. If any 2033 Notes Interest Payment Date or the maturity date or any earlier redemption date falls on a day that is not a Business Day, the payment of the related payment of principal, premium, if any, and/or interest will be made on the next Business Day as if made on the date the payment was due and no interest will accrue on the amount payable for the period from and after that 2033 Notes Interest Payment Date or the maturity date, or such redemption date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any 2033 Notes Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 2033 Notes Regular Record Date for such interest, which shall be on February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such 2033 Notes Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such 2033 Notes Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security is entitled to the benefits of the Indenture.

For a full semiannual interest period, interest on this Security will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semiannual interest period, interest on this Security will be computed on the basis of a 365-day year and the actual number of days in such interest period (Actual/Actual Canadian Compound Method). Solely for the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which the rate used in such computation is equivalent during any particular period is the rate so used (x) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (y) divided by the number of days based on which such rate is calculated.

Payment of the principal of (and premium, if any, and additional amounts, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Toronto, Ontario, Canada, or elsewhere as provided in the Indenture; provided, however, that at the option of the Company payment of interest may be made by electronic wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

All payments on this Security shall be payable in CAD; provided that if on or after July 6, 2026, CAD are unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control, then all payments in respect of this Security shall be made in U.S. Dollars until CAD are again available to the Company. In such circumstances, the amount payable on any date in CAD will be converted into U.S. Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. Dollar/CAD exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of this Security so made in U.S. Dollars will not constitute an event of default under this Security or the indenture. Neither the Trustee nor the Paying Agent will have any responsibility for any calculation or conversion in connection with the foregoing.

The term “C$” or “CAD” means the lawful currency of Canada.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York, New York or Toronto, Ontario, Canada are authorized or required by law or executive order to close.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future equityholder (other than the Guarantor in respect of its obligations under its Guarantee), officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

In Witness Whereof, the Company has caused this instrument to be duly executed.

WELLTOWER OP LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE ADVANTAGE TRUST OF CANADA, as Authenticating Agent

By:
Authorized Signatory

[Form of Reverse of Security]

1. General. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 15, 2010, as amended and restated by the Supplemental Indenture No. 23, dated as of April 1, 2022 (as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), as supplemented by the Supplemental Indenture No. 25, dated as of July 13, 2026 (as amended, supplemented or otherwise modified from time to time, the “Supplemental Indenture” and the Base Indenture, as supplemented by such Supplemental Indenture, the “Indenture”), among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

2. Optional Redemption. The Securities of this series are subject to redemption, at any time or from time to time, as a whole or in part, at the election of the Company (in C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof). If the Securities of this series are redeemed, the redemption price will equal to the greater of: (1) 100% of the principal amount of the Securities to be redeemed, and (2) the Canada Yield Price, plus, in either case, accrued and unpaid interest thereon, if any, to, but not including, the redemption date; provided, however, that if the Securities are redeemed on or after the 2033 Par Call Date, in whole or in part, at any time and from time to time (in C$1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), the redemption price will equal 100% of the principal amount of the Securities (or portion of such Securities) being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. Notwithstanding the foregoing, the Company will pay any interest installment due on a 2033 Notes Interest Payment Date which occurs on or prior to a redemption date to the Holders of the Securities as of the close of business on the 2033 Notes Regular Record Date immediately preceding such 2033 Notes Interest Payment Date. The Company shall calculate the redemption price. Neither the Trustee nor the Paying Agent shall have any responsibility to calculate, determine or verify the redemption price or the Canada Yield Price. The election to redeem the Securities may be evidenced by either a Board Resolution or an Officers’ Certificate.

“Canada Yield Price” means, in respect of the Securities being redeemed, the price, in respect of the principal amount of such Securities, calculated by the Company as of the third Business Day prior to the redemption date of such Securities, equal to the sum of the present values of the Remaining Scheduled Payments using a discount rate equal to the Government of Canada Yield on such Business Day plus 23.0 basis points.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Company, assuming semiannual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in CAD in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the applicable 2033 Par Call Date.

“Remaining Scheduled Payments” means, with respect to the Securities to be redeemed, the remaining scheduled payments of principal of and interest on such Securities that would be due after the related redemption date if the Securities were redeemed on the 2033 Par Call Date. If the redemption date is not an interest payment date with respect to the Securities, the amount of the next succeeding scheduled interest payment on the Securities will be reduced by the amount of interest accrued on such Securities to, but not including, the redemption date.

In the case of a partial redemption, selection of the Securities for redemption will be made, in the case of Securities in global form, in accordance with the policies and procedures of CDS, and in the case of Securities in certificated form, by lot. No Securities of a principal amount of C$1,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Securities will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by CDS (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

3. Payments of Additional Amounts. All payments in respect of the Securities will be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Company will pay to a Holder who is not a United States person (as defined below) such additional amounts on the Securities as are necessary in order that the net payment by the Company or a paying agent of the principal of, and premium, if any, and interest on, the Securities to such Holder, after such withholding or deduction will not be less than the amount provided in the Securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(i) to any tax, assessment or other governmental charge that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Security), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:

a) being or having been present in, or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the U.S. Dollar as its functional currency;

b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Securities, the receipt of any payment in respect of the Securities, or the enforcement of any rights under the Indenture) or being considered as having such relationship, including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax-exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

d) being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

e) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of Section 881(c)(3) of the Code or any successor provision;

(ii) to any Holder that is not the sole beneficial owner of the Securities, or a portion of the Securities, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder, beneficial owner or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Securities, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge (including, for the avoidance of doubt, any backup withholding tax imposed pursuant to Section 3406 of the Code (or any amended or successor provision) (relating to backup withholding tax));

(iv) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

(v) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(vi) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment, or other governmental charge;

(vii) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(viii) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(ix) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 10 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(x) to any tax, assessment, or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code;

(xi) to any tax imposed pursuant to Section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions);

(xii) to any tax, assessment, or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any U.S. Treasury regulations promulgated thereunder, or any other official interpretations thereof (the Foreign Account Tax Compliance Act) (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation, or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(xiii) to any tax imposed as a result of any combination of items (i) through (xii).

Except as specifically provided above, the Company shall not be required to pay additional amounts in respect of any tax, assessment, or other governmental charge. References in this Note to any payment on the Securities shall include the related payment of additional amounts, as applicable.

As used herein, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

4. Redemption for Tax Reasons. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after July 6, 2026, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts pursuant to Section 3 with respect to the Securities, then the Company may at any time at its option redeem, in whole, but not in part, the Securities on not less than 10 nor more than 60 days’ prior notice to the Holders of the Securities, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, together with accrued and unpaid interest on such Securities to, but not including, the redemption date.

5. Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

6. Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

7. Actions of Holders. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Obligors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Obligors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

8. Payments Not Impaired. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

9. Denominations, Transfer, Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in fully registered form without coupons in minimum denominations of C$2,000 and multiples of C$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10. Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

11. Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

12. Governing Law. The Indenture and this Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said state.

13. CUSIP Number. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

14.  Securities Guarantee. The due and punctual payment of principal of, and premium, if any, additional amounts, if any, and interest on this Security is unconditionally guaranteed on an unsecured senior basis by the Guarantor to the extent set forth in, and subject to the provisions of, the Indenture.

[ASSIGNMENT FORM]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT –	Custodian
TEN ENT —	as tenants by the entireties		(Cost) (Minor)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act _________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing                               Attorney to transfer said security on the books of the Company with full power of substitution in the premises.

Dated:	Signed:

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT C

FORM OF NOTATION OF GUARANTEE

NOTATION OF GUARANTEE

For value received, the undersigned Guarantor (which term includes any and all permitted successors thereto under the Indenture), subject to the provisions in the Indenture and the terms of the Securities of this series, has fully, unconditionally and irrevocably guaranteed to and for the benefit of each Holder and the Trustee the due and prompt payment in full of all amounts which may at any time be or become from time to time due and payable by the Company under the Indenture or otherwise with respect to the Securities of this series registered in such Holder’s name, at their stated due dates or when otherwise due in accordance with the terms thereof. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee under the Indenture are expressly set forth in Article Four of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for the purpose of such provisions.

WELLTOWER INC.

By:
Name:	Matthew G. McQueen
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

C-1